UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BRIGHTLINE INTERACTIVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BRIGHTLINE INTERACTIVE , INC.

21745 Red Rum Drive

Ashburn, Virginia 20147

Notice of 2026 Annual Meeting of Stockholders

Date of the Annual Meeting:	December 17, 2026
Time:	11:00 a.m. EST
Location:	Virtually at https://www.cleartrustonline.com/btln
Record Date:	October 19, 2026

Proposals:

1.	Elect two Class III directors to the board of directors (the “Board”) of Brightline Interactive, Inc. (the “Company”) for a three-year term expiring at the 2029 annual meeting of stockholders;

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

4.	Ratify the appointment of GreenGrowth CPAs as our independent registered public accounting firm for the fiscal year ending June 30, 2027; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE CLASS III DIRECTOR NOMINEES NAMED IN PROPOSAL NO. 1, “FOR” PROPOSALS NO. 2 AND NO. 4, AND FOR “ONE YEAR” FOR PROPOSAL NO. 3.

Holders of record of the Company’s common stock at the close of business on October 19, 2026 will be entitled to notice of, and to vote at the 2026 annual meeting of stockholders of the Company (the “Meeting”) and any adjournment or postponement thereof. Each share of common stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying proxy statement.

You are urged to carefully review the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board of Directors,

Date:	October 26, 2026	By:	/s/ Tyler Gates
		Name:	Tyler Gates
		Title:	President and Chief Executive Officer (Principal Executive Officer)

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” EACH OF THE THREE CLASS III DIRECTOR NOMINEES NAMED IN PROPOSAL NO. 1, “FOR” PROPOSALS NO. 2 AND NO. 4, AND FOR “ONE YEAR” FOR PROPOSAL NO. 3.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be held at 11:00 a.m. EST on December 17, 2026.

The Notice of the 2026 Annual Meeting of Stockholders, this proxy statement, and our Annual Report on Form 10-K for the period ended June 30, 2026 (the “Annual Report”) are available at https://ir.brightlineinteractive.com/sec-filings/.

TABLE OF CONTENTS

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

In this proxy statement, we refer to Brightline Interactive, Inc. as the “Company,” “we,” “us,” or “our.”

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by our board of directors (the “Board”) for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 17, 2026, at 11:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live audio-only webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.

We made our proxy materials available to stockholders via the Internet or in printed form if requested on or about October 26, 2026. Our proxy materials include the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), the Notice of the Annual Meeting, this proxy statement and the Annual Report. If you requested and received paper copies of the proxy materials by mail, our proxy materials also include the proxy card. These proxy materials, other than the proxy card, can be accessed at https://www.cleartrustonline.com/btln.

The Securities and Exchange Commission’s (the “SEC”) e-proxy rules allow companies to post their proxy materials on the Internet and provide only a Notice of Internet Availability to stockholders as an alternative to mailing full sets of proxy materials except upon request. We have elected to use this notice and access model. Unless you previously indicated your preference to receive paper copies of our proxy statement and Annual Report, you should have received a Notice of Internet Availability. The Notice of Internet Availability includes information on how to access our proxy materials on the Internet, how to vote and how to request a paper or email copy of the proxy materials at no extra charge this year or on an ongoing basis.

What am I voting on?

At the Annual Meeting, you will vote upon:

(1)	the election of two Class III director nominees;

(2)	a proposal to approve, on an advisory basis, the compensation of our named executive officers;

(3)	a proposal to approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers; and

(4)	a proposal to ratify the appointment of GreenGrowth CPAs as our independent registered public accounting firm for the fiscal year ending June 30, 2027.

Will there be any other items of business addressed at the Annual Meeting?

As of the date of this proxy statement, we are not aware of any other matter to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

How does the Board recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” each of the class III director nominees named in proposal No. 1, “FOR” proposals No. 2 and No. 4, and for “ONE YEAR” for proposal No. 3.

Who can vote at the Annual Meeting?

Only stockholders of record or beneficial owners as of the close of business on October 19, 2026, the record date for the Annual Meeting (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 2,935,642 shares of our common stock outstanding and entitled to vote.

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Stockholders of Record: Shares Registered in Your Name. If on the Record Date your shares of our common stock were registered directly in your name with our transfer agent, ClearTrust, LLC, then you are a stockholder of record.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank. If on the Record Date, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account or you may work with your broker to arrange to vote your shares directly at the Annual Meeting. You are also invited to participate in the Annual Meeting. Your broker, bank or nominee (“broker”) has provided voting instructions for you to use to direct the broker on how to vote your shares.

How do I vote?

Stockholder of Record. If you are a stockholder of record, there are four ways to vote:

●	By internet at https://www.cleartrustonline.com/btln. We encourage you to vote this way.
●	By touch tone telephone: call toll-free at 1-813-235-4490.
●	By completing and mailing your proxy card.
●	At the Annual Meeting: instructions on how to vote during the Annual Meeting webcast are posted at https://www.cleartrustonline.com/btln. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted. You may still attend the Annual Meeting and vote your shares if you have already voted by proxy. Only the latest vote you submit will be counted. For instructions on how to change your vote, see the “Can I change my vote or revoke my proxy?” section below.

Beneficial Owner. If you hold your shares in “street name” as a beneficial owner of shares registered in the name of your broker, you must vote your shares in the manner prescribed by your broker. Your broker has otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Check the voting instruction card used by that organization to see if it offers internet or telephone voting. We encourage you to vote by internet or telephone if offered by your broker.

Instead of directing your broker how to vote your shares, you may elect to attend the Annual Meeting and vote your shares during the Annual Meeting if you obtain a legal proxy that gives you the right to vote the shares electronically via the internet at the Annual Meeting. Instructions on how to vote during the Annual Meeting webcast are posted at https://www.cleartrustonline.com/btln. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon at the Annual Meeting, you have one vote for each share of common stock you owned as of the Record Date.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the shares entitled to vote at the Annual Meeting are “present” at the Annual Meeting. As of the Record Date, there were 2,935,642 shares of common stock entitled to vote.

If you are a stockholder of record, your shares will be counted as “present” at the Annual Meeting if:

●	you attend and vote at the Annual Meeting;
●	you have voted in advance by internet or telephone; or
●	you have properly submitted a proxy card.

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If your shares are held in street name, your shares will be counted as “present” at the Annual Meeting if your broker has voted on a discretionary item or your broker has otherwise voted based on your instructions.

Abstentions will be counted towards the quorum requirement. If there is no quorum, then the chair of the Annual Meeting or a majority of the shares present at the Annual Meeting and entitled to vote may adjourn the meeting to another date until a quorum is present.

How many votes are needed to approve each proposal?

The table below shows the vote required to approve the proposals described in this proxy statement, assuming the presence of a quorum, virtually or by proxy, at the Annual Meeting.

Proposal	Voting Options	Board Recommendation	Vote Required	Effect of Abstentions and Withheld Votes	Effect of Broker Non-Votes
One: To elect two Class III director nominees for a three-year term	FOR or WITHHOLD	FOR	Affirmative vote of the majority of votes cast on the proposal.	None	None
Two: To approve, on an advisory basis, the compensation of our named executive officers	FOR, AGAINST or ABSTAIN	FOR	Affirmative vote of the majority of votes cast on the proposal.	None	None
Three: To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers	ONE YEAR, TWO YEARS, OR THREE YEARS,	ONE YEAR	The voting frequency option that receives the highest number of votes cast by stockholders.	None	None
Four: To ratify the appointment of GreenGrowth CPAs as our independent registered public accounting firm for the fiscal year ending June 30, 2027	FOR, AGAINST or ABSTAIN	FOR	Affirmative vote of the majority of votes cast on the proposal.	None	Not applicable

What is the proxy card?

The card enables you to appoint each of Scott Swift and William Keneally, each acting alone, as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing such persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended to complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxy representative will vote your shares, under your proxy, according to his best judgment.

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What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the stockholder desires to vote on a proposal will be voted as follows:

●	FOR the election of two named Class III director nominees;

●	FOR the approval of the compensation of our named executive officers;

●	ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers;

●	FOR the ratification of the appointment of GreenGrowth CPAs as our independent registered public accounting firm for the fiscal year ending June 30, 2027; and

●	According to the best judgment of Scott Swift, or, William Keneally, the Company’s Chief Financial Officer, if a proposal comes up for a vote at the Annual Meeting that is not on the proxy card.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote by revoking your proxy at any time before it is voted at the Annual Meeting in any one of following ways:

●	enter a timely new vote by internet or telephone;
●	submit another properly completed, later-dated proxy card;
●	send a written notice that you are revoking your proxy to: 21745 Red Rum Drive Ashburn, VA 20147, Attention: Corporate Secretary, which must be received no later than December 16, 2026; or
●	attend the Annual Meeting webcast and vote during the meeting. Attending the Annual Meeting without voting during the meeting will not, by itself, revoke a previously submitted proxy unless you specifically request your prior proxy be revoked.

If you hold your shares in street name, contact your broker or other organization regarding how to revoke your instructions and change your vote. Only your last-submitted, timely vote will count at the Annual Meeting.

Who counts the votes?

A representative from the Company will act as the inspector of election and will tabulate votes at the Annual Meeting.

How can I find out the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

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How can I attend the Annual Meeting?

We will be hosting the Annual Meeting only by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. You will not be able to attend the Annual Meeting in person. You will be able to participate in the Annual Meeting online, vote your shares electronically and submit questions during the meeting by visiting www.cleartrustonline.com/btln. To participate in the Meeting, you must have your 12-digit control number that is shown on your Proxy Card or voting instruction form, as applicable. If you access the Annual Meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate. You should log on to the Annual Meeting site at least 15 minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. If you hold shares in a brokerage account, you must pre-register for the Annual Meeting by no later than December 15, 2026 at 5:00 PM ET.

How can I submit a question at the Annual Meeting?

You may submit questions in advance of the Annual Meeting at https://www.cleartrustonline.com/btln after logging in with your control number, but you will not be able to ask questions during the Annual Meeting. We request that questions be submitted by December 15, 2026 at 5:00 p.m. Eastern Time. We expect to respond to questions during the Annual Meeting that are pertinent to the proposal at the Annual Meeting. We may group together questions that are substantially similar to avoid repetition.

What if I experience technical difficulties when accessing the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be included on your Notice of Internet Availability or 813-235-4490.

Can I obtain a stockholder list?

A stockholder list will be available for examination by our stockholders at our principal executive offices at 21745 Red Rum Drive Ashburn, VA 20147 during ordinary business hours throughout the ten-day period prior to the Annual Meeting for any purpose germane to the Annual Meeting.

Where can I view the proxy materials on the internet?

We are making this proxy statement and voting instructions available to stockholders on or about October 26, 2026, at https://www.cleartrustonline.com/btln.

How can I receive a printed copy of the proxy materials?

Stockholder of Record. You may request a printed copy of the proxy materials by any of the following methods:

●	Telephone: call toll-free at 1-813-235-4490;

●	Mail: ClearTrust, LLC – 2420 Brunello Trace, Lutz, FL 33558

●	Internet at https://www.cleartrustonline.com/btln; or

●	E-mail at inbox@cleartrusttransfer.com.

If requesting materials by e-mail, please send a blank e-mail with your 12-digit control number in the subject line.

Beneficial Owner. You may request a printed copy of the proxy materials by following the instructions provided to you by your broker.

In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printed materials. You will not otherwise receive a printed copy of these materials.

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Who is paying for this proxy solicitation?

Our Board is soliciting proxies for use at the Annual Meeting, and we will bear the cost of the proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone, email or other means of communication. We will not compensate these persons for soliciting proxies on our behalf.

What are broker non-votes?

Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. The determination of whether a proposal is “routine” or “non-routine” will be made based on the New York Stock Exchange (“NYSE”) rules that regulate member brokerage firms. When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present but may not otherwise be counted. We therefore encourage you to provide voting instructions on each proposal to the organization that holds your shares.

If my bank, broker or other nominee holds my shares in “street name,” will such party vote my shares for me?

For all “non-routine” matters, not without your direction. Your broker, bank or other nominee will be permitted to vote your shares on any “non-routine” proposal only if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

How do I vote my shares if I hold my shares in “street name” through a bank, broker or other nominee?

If you hold your shares as a beneficial owner through a bank, broker or other nominee, you should have received instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. You must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the Annual Meeting

Is my vote kept confidential?

Proxies, ballots, and voting tabulations identifying stockholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Annual Meeting and also file a Current Report on Form 8-K with the SEC reporting the voting results.

Who can help answer my questions?

You can contact the Company’s Chief Financial Officer, William Keneally, at (703) 594-7496 or by sending a letter to the offices of the Company at 21745 Red Rum Drive Ashburn, VA 20147, with any questions about proposals described in this proxy statement or how to execute your vote.

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PROPOSAL NO. 1 —ELECTION OF CLASS III DIRECTORS

Pursuant to our Charter and our Bylaws, the total number of directors constituting our Board is fixed from time to time by the Board. The current authorized number of directors is fixed at five. The Board is divided into three classes, each containing as nearly as possible an equal number of directors. The current term of office of our Class III directors expires at the Annual Meeting, while the term of office of our Class I directors expires at our 2027 annual meeting of stockholders and the term for our Class II directors will expire at our 2028 annual meeting of stockholders.

Our Nominating and Corporate Governance Committee has nominated, and our Board has approved the nomination of Tyler Gates and Major General Pete Fesler, USA (Ret.), our current Class III directors, to stand for election as Class III directors of the Company. The Class III directors elected at the Annual Meeting will serve a three-year term expiring at our 2029 annual meeting of stockholders and until his successor is duly elected and qualified as a Class III director, or until his earlier death, resignation or removal. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this proxy statement.

If, for any reason, any nominee becomes unavailable for re-election prior to the Annual Meeting, the proxies will be voted for such substitute nominee(s) as the Board may propose.

We believe that the skills, experiences, and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While our Nominating and Corporate Governance Committee does not have any specific minimum qualifications that must be met by each of our directors, our Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of our Class III directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value, and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experiences.

Class III Director Nominees Biographies

Set forth below is biographical information for each nominee, which includes the specific experience, qualifications, attributes and skills which led our Board to conclude that each such nominee should serve on the Board at this time.

Tyler Gates, 40, has served as a director and as President and Chief Executive Officer of the Company since June 2026. Previously, Mr. Gates served as General Manager of Brightline Interactive, LLC (“BLI”), the Company’s wholly owned subsidiary, and as Chief Futurist Officer of the Company since August 1, 2022, and was a non-voting board observer of the Board. Prior to the Company’s acquisition of BLI, Mr. Gates was Chief Executive Officer of that company and has held senior executive leadership roles at BLI since joining in 2012. Over more than a decade, he has founded and executed industry-leading initiatives in immersive technology, including serving as the founding President of the Washington, D.C. chapter of the VR/AR Association and as former host of the VRARA Podcast, while providing strategic technology counsel to boards and senior executives across government and industry. Mr. Gates is the architect of BLI’s SpatialCore platform, a computing infrastructure designed to enable Physical AI by integrating real-time data, three-dimensional environments, and machine intelligence for applications across robotics, autonomous systems, drones, smart cities, and next-generation transportation, where continuous interaction between software and the physical world is mission-critical. He holds a Bachelor of Arts degree in Corporate Communications and Interpersonal Psychology from Lenoir-Rhyne University. As our Chief Executive Officer and the architect of BLI’s SpatialCore platform, Mr. Gates brings to the Board extensive knowledge of our products, structure, and culture as well as years of expertise in the industry.

Major General Pete Fesler, USA (Ret.), 55, has served as a director on the Board since June of 2026. Mr. Fesler has served as the founder and president of Andesite Group, LLC, a consulting firm focused on providing strategic consulting services to government and industry clients, since 2024. His current list of clients ranges from defense focused businesses to a nuclear power company. He has also been serving in a leadership role at Avix, Inc., a small defense company providing training and operational expertise to public and private sector defense customers, since 2021. Mr. Fesler serves on the boards of multiple companies in the aerospace and defense sectors, providing strategic guidance on leadership, organizational change, military requirements, government acquisition, interagency coordination, and Congressional engagement. From 2023 to 2026, Mr. Fesler worked in the Secretary of Defense’s Chief Digital and Artificial Intelligence Office where he focused on advancing the application of advanced computing, data architectures, and artificial intelligence in command-and-control systems, with particular emphasis on enabling distributed globally integrated planning. He is a recognized expert in integrated air and missile defense and has hosted numerous wargames aimed at developing technical architectures and organizational constructs needed for 21st Century defense. Mr. Fesler served for more than 27 years in the United States Air Force, attaining the rank of Major General and holding multiple operational and staff commands where he led large, complex organizations in the conduct of global operations. His career culminated in his role as Deputy Director of Operations for the North American Aerospace Defense Command (NORAD), where he directed US and Canadian aerospace and maritime warning and air defense missions operating in area covering over 10 million square miles from the Arctic to the tropics. Mr. Fesler received his MA in Air & Space Security from the school of Advanced Air and Space Studies, his MS in Security Studies from the National War College, an MS from the Naval Postgraduate School and a BS from the University of Utah. Mr. Fesler was chosen to serve as a director due to his extensive leadership experience and industry knowledge.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE TWO NAMED CLASS III DIRECTOR NOMINEES.

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Additional Biographical Information about Other Directors Not Standing for Election at this Annual Meeting

Class I Directors with Terms Expiring at the 2027 Annual Meeting Biographies

Admiral Scott Swift, USN (Ret.), 69, has served as a director and Chair of the Board since June of 2026. Mr. Swift has served as the founder and President of The Swift Group LLC, a consultancy he established, since 2018. The Swift Group LLC advises public- and private-sector client on national security strategy and policy. Mr. Swift currently serves as Chair of the Advisory Board of HawkEye 360, an RF geospatial intelligence company, as Chair of the Advisory Board of Lockheed Martin Rotary and Mission Systems, one of Lockheed Martin’s four business areas and as an advisory board member of General Atomics Aeronautica Systems. Mr. Swift previously served two terms on the Board of the U.S. Naval Institute, including as Chair of its Compensation Committee, and also serves as an adjunct professor at the Naval War College, where he specializes in theater naval and joint fore wargaming. During 2018 and 2019, he served as the Robert E. Wilhelm Fellow at the Massachusetts Institute of Technology’s Center for International Studies. Mr. Swift served in the U.S. Navy for more than 40 years, from January 1978 through July 2018, attaining the rank of Admiral and having held seven command assignments, culminating in his service as the 35th Commander of the U.S. Pacific Fleet, where he was responsible for approximately 150,000 personnel, 1,200 aircrafts, 200 ships, and an annual operating budget of approximately $13 billion across an area of responsibility spanning 51% of the globe. Mr. Swift received his MA in National Security and Strategic Studies and his B.A. in Industrial Technology from San Diego State University. Mr. Swift was chosen to serve as a director due to his extensive experience in national security and proven managerial skills.

Class II Directors Resigning Effective as of the Consummation of the Annual Meeting Biographies

Brian Archer, 58, has served as a director on the Board since June of 2026. Mr. Archer currently serves as the Chair of the Board of Trustees of his alma mater, St. Peter’s Prep in Jersey City, NJ, and has served as a member of the Board of Trustees as the University of Scranton. For the last four years, Mr. Archer has been an adjunct professor in accounting and finance at Seton Hall University and Drew University. He has spent his career in the finance and accounting industries. From 2004 to 2018 Mr. Archer was a Managing Director at Citigroup, serving for ten years as the Head of Global Credit Trading. Prior to that appointment, he held a series of management and trading position in New York and London at both Citigroup and JPMorgan, working across a broad range of fixed income and equity products, including derivatives. He began his professional career as a certified public accountant in the audit practice of KPMG. Mr. Archer has served as a board member of the International Swaps and Derivatives Association and was an inaugural member of the Securities and Exchange Commission’s Fixed Income Market Structure Advisory Committee. Mr. Archer holds a B.S. in accounting from the University of Scranton, and a Masters of Education from Drew University. Mr. Archer was chosen to serve as a director due to his education and experience in accounting and finance.

As previously disclosed on the Current Report on Form 8-K, filed with the SEC on October 13, 2026, Mr. Archer tendered his resignation to the Board effective as of the consummation of the Annual Meeting.

Executive Officers

The following table sets forth certain information about our current and former executive officers. Our executive officers are elected and serve at the discretion of our Board.

Name	Age	Position
Tyler Gates	40	President, Chief Executive Officer and Director
William Keneally	64	Chief Financial Officer
Lyron Bentovim	57	Former President and Chief Executive Officer
Maydan Rothblum	53	Former Chief Financial Officer, Chief Operating Officer and Secretary
David J. Smith	50	Former Chief Creative Officer

The following is a biographical summary of the experience of our current executive officers, with the exception of Mr. Gates, whose biographical summary is set forth above under the caption “Class III Director Nominees Biographies.”

William Keneally has served as our Chief Financial Officer since June 2026. Mr. Keneally is a Certified Public Accountant (inactive) and a partner at TechCXO which provides comprehensive C-Suite executives and expertise. For over twenty years, through its 125 partners and 150 professionals, TechCXO has guided thousands of companies and driven over several billions of dollars in transactions. At TechCXO, Mr. Keneally previously served as CFO for RiceBran Technologies (NASDAQ: RIBT) and CFO for CTPartners (NYSE: CTP). Mr. Keneally has also been the CFO of a number of private equity portfolio companies including: Design Environments (Blackford Capital), GroundLink (Comvest), Gullivers Travel Associates (Travelport/Blackstone) and Metiom (Forstmann Little and Chase Capital Group). Prior to joining TechCXO, he was an auditor with Andersen for ten years and was promoted to Senior Manager. Mr. Keneally has a Bachelor of Business Administration with a concentration in accounting from the University of Notre Dame.

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CORPORATE GOVERNANCE PRACTICES AND POLICIES

Board and Committee Independence

The Board determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board must also affirmatively determine that, in its opinion, each director has no relationship that would interfere with the director’s exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board considers all relevant facts and circumstances in determining whether a director is independent. The Board has affirmatively determined that each of Pete Fesler, Scott Swift and Brian Archer is independent in accordance with the Nasdaq listing standards. Our Board has also affirmatively determined that each member of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee is an independent director. Further, the Board has determined that each of Tamar Elkeles, Ian Charles, Lemuel Amen, Alexander Ruckdaeschel and Jeff Enslin were independent during the period of fiscal year 2026 in which they served on the Board.

Board Committees and Meetings

The Board held 11 meetings during fiscal year 2026. No director attended fewer than 75% of the aggregate number of all meetings of the Board and committees on which he or she served during fiscal year 2026. Currently, we do not maintain a formal policy regarding director attendance at our annual meetings of stockholders; however, absent compelling circumstances, we expect our directors to attend our annual meetings of stockholders either in person or by conference call. We expect a majority of our directors to attend the Annual Meeting either in person or by conference call. All our directors, except Ian Charles, attended our 2025 annual meeting of stockholders.

Board Committees

The Board has created four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Strategy Committee. The Board has adopted a formal, written charter for each of the committees under which each committee operates. The charters can be found in the Corporate Governance section of the Investor Relations tab on the Company’s website at https://ir.brightlineinteractive.com/governance/. As a matter of routine corporate governance, each committee intends to review its charter and practices on an annual basis to determine whether its charter and practices are consistent with listing standards of Nasdaq.

Committee Composition

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Scott Swift *	(1)	(1)	(2)
Brian Archer #	(2)	(1)	(1)
Pete Fesler	(1)	(2)	(1)
Tyler Gates	—	—	—

(1)	Committee member
(2)	Committee chair
*	Chair of the Board
#	Audit Committee Financial Expert

Audit Committee

Our Audit Committee consists of Brian Archer, Pete Fesler and Scott Swift. The Chair of our Audit Committee is Mr. Archer. Our Board has determined that each member of the Audit Committee (i) is “independent” as that term is defined in Nasdaq rules, (ii) meets the heightened independence requirements for audit committee members required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and related SEC and Nasdaq rules, (iii) has sufficient knowledge in financial and auditing matters to serve on the Audit Committee, and (iv) can read and understand fundamental financial statements in accordance with applicable requirements. In addition, our Board has determined that Mr. Archer is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment.

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Our Audit Committee has a written charter. Our Audit Committee reviews and reassesses the adequacy of the written charter on an annual basis.

The primary purpose of our Audit Committee is to provide assistance to the Board in fulfilling its oversight responsibility to our stockholders and others relating to (i) the integrity of the Company’s financial statements, (ii) the effectiveness of the Company’s internal control over financial reporting, (iii) the Company’s compliance with legal and regulatory requirements, and (iv) the independent auditor’s qualifications and independence. Specific responsibilities of our Audit Committee include:

●	Reviewing and reassessing the charter at least annually and obtaining the approval of the Board;

●	Reviewing and discussing quarterly and annual financial statements;

●	Discussing the Company’s policies on risk assessment and risk management;

●	Discussing with the independent auditor the overall scope and plans for their audit, including the adequacy of staffing and budget or compensation; and

●	Reviewing and approving related party transactions.

The Audit Committee held 4 meetings in fiscal year 2026.

Compensation Committee

Our Compensation Committee consists of Brian Archer, Pete Fesler and Scott Swift. The Chair of our Compensation Committee is Mr. Fesler. The Board has affirmatively determined that each member of the Compensation Committee meets the additional independence criteria applicable to compensation committee members under Nasdaq and SEC rules.

Our Compensation Committee has a written charter. Our Compensation Committee reviews and reassesses the adequacy of the written charter on an annual basis.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board with respect to all forms of compensation for the Company’s executive officers and to administer the Company’s equity incentive plan for employees. Specific responsibilities of our Compensation Committee include:

●	Reviewing and overseeing the Company’s overall compensation philosophy, and overseeing the development and implementation of compensation programs aligned with the Company’s business strategy;

●	Determining the form and amount of compensation to be paid or awarded to the Chief Executive Officer and all other executive officers of the Company;

●	Annually reviewing and approving all matters related to Chief Executive Officer compensation;

●	Reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and

●	Reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

The Compensation Committee did not hold a formal meeting in fiscal year 2026.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Brian Archer, Pete Fesler and Scott Swift. Mr. Swift serves as the Chairperson of the committee. Our Nominating and Corporate Governance Committee has a written charter. Our Nominating and Corporate Governance Committee reviews and reassesses the adequacy of the written charter on an annual basis. Our Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying individuals qualified to become Board members;

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●	recommending to our Board the persons to be nominated for election or appointed as directors and to each Board committee;

●	reviewing and recommending to our Board corporate governance principles, procedures and practices, and reviewing and recommending to our Board proposed changes to our corporate governance principles, procedures and practices from time to time; and

●	reviewing and making recommendations to our Board with respect to the composition, size and needs of our Board.

The Nominating and Corporate Governance Committee did not hold a formal meeting in fiscal year 2026.

Board Leadership Structure

Mr. Swift, a non-executive independent director, serves as Chair of the Board. Our Board believes that its leadership structure, with a non-executive Chair position separate from our Chief Executive Officer, provides appropriate, independent oversight of management. The Chair of our Board presides at all meetings of the Board and stockholders; presides during regularly held sessions with only the independent directors; encourages and facilitates active participation of all directors; and performs any other duties requested by the Board from time to time.

Board Role in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the Board, except with respect to cybersecurity risks which are overseen by the Board. The Audit Committee receives reports from management on at least a quarterly basis regarding management’s assessment of risks to the Company.

In addition, the Audit Committee reports regularly to our Board, which also monitors our risk profile. The Audit Committee and the Board focus on the most significant risks we face and our general risk management strategies, while our management team coordinates responses to day-to-day risks.

Employee, officer and director hedging

We strictly prohibit our executive officers and directors from engaging in any hedging, pledging or other monetization transactions involving our securities.

Code of Conduct and Ethics

We have adopted a written code of ethics and business conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code is updated periodically. While we make ministerial and technical amendments to the code from time to time, if we make any substantive amendments to, or grant any waivers from, the code for any officer or director, we will disclose the nature of such amendment or waiver in a current report on Form 8-K.

Family Relationships

No family relationships exist among any of our executive officers or directors.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board. However, stockholders have access to the Company’s management via a direct email link that can be found on the Company’s website under the “Investors” tab. We endeavor to ensure that the views of stockholders are heard by the Board, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt a more formal process.

Insider Trading Policy

We have adopted an insider trading policy that governs the purchase and sale or other dispositions of our securities by us, our directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. A copy of our insider trading policy is incorporated by reference as Exhibit 19.1 to our Annual Report on Form 10-K for fiscal year ended June 30, 2026.

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DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Director Compensation

Because we are still in the development stage, our directors do not receive any cash compensation other than reimbursement for expenses incurred during the performance of their duties or their separate duties as officers of the Company.

The following table sets forth information concerning equity-based compensation for the fiscal year ended June 30, 2026 of our directors serving at such time who are not also named executive officers.

Name	Fiscal Year	Option Awards(1)(2)	Total
Scott Swift	2026	—	—

Brian Archer	2026	—	—

Pete Fesler	2026	—	—

Tamar Elkeles	2026	51,212	51,212

Jeffrey Enslin	2026	$18,739	$18,739

Lemuel Amen	2026	$—	$—

Alexander Ruckdaeschel	2026	$20,821	$20,821

Ian Charles	2026	$20,821	$20,821

(1)	The amounts disclosed represent the approximate aggregate grant date fair value of stock options granted to our directors during fiscal year ended June 30, 2026 under the Plan. The assumptions used to compute the fair value are disclosed in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by the named director upon the vesting of the stock options, the exercise of the stock options, or the sale of common stock acquired under such stock options.

(2)	The following table provides information regarding options held by each director as of June 30, 2026:

Name	Number of Options Outstanding (#)
Scott Swift	—
Brian Archer	—
Pete Fesler	—
Tamar Elkeles	25,313
Jeffrey Enslin	11,485
Lemuel Amen	4,688
Alexander Ruckdaeschel	12,241
Ian Charles	11,003

Executive Compensation

This section discusses the material components of our executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. For the fiscal year ended June 30, 2026, our “named executive officers” and their positions were as follows:

●	Tyler Gates, President and Chief Executive Officer

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●	Lyron Bentovim, former President and Chief Executive Officer;

●	Maydan Rothblum, former Chief Financial Officer and Chief Operating Officer; and

●	David J. Smith, former Chief Creative Officer.

Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended June 30, 2026 and 2025:

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards	Total
Tyler Gates(1)	2026	225,000	-	-	225,000
President and Chief Executive Officer

Lyron Bentovim(2)	2026	$264,525	$-	$-	$264,525
Former President and Chief Executive Officer	2025	$259,133	$120,000	$-	$379,133

Maydan Rothblum(3)	2026	$230,475	$-	$-	$230,475
Former Chief Financial Officer and Chief Operating Officer	2025	$246,833	$100,000	$-	$346,833

David J Smith(4)	2026	$210,000	$-	$-	$210,000
Former Chief Creative Officer	2025	$210,000	$10,000	$-	$220,000

(1)	In addition to serving as our President and Chief Executive Officer, Mr. Gates serves as the Chairman and a member of our Board but receives no additional compensation for his service on our Board.

(2)	Mr. Bentovim resigned as President and Chief Executive Officer effective June 1, 2026.

(3)	Mr. Rothblum resigned as Chief Financial Officer and Chief Operating Officer effective May 15, 2026.

(4)	Mr. Smith resigned as Chief Creative Officer effective June 30, 2026.

Pay Versus Performance

The following table sets forth the compensation information of our principal executive officer (the “PEO”) and the average compensation information of our other named executive officers (“non-PEO NEOs”), both as reported in the Summary Compensation Table in this proxy statement and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under the SEC’s pay versus performance disclosure rules, for each of fiscal year 2026 and fiscal year 2025.

Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(2)	Compensation “Actually Paid” to First PEO(3)	Compensation “Actually Paid” to Second PEO(3)	Average Summary Compensation Table Total for non-PEO NEOs(4)	Average Compensation “Actually Paid” to non- PEO NEOs(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(6)	Net Income(7)

2026	$225,000	$264,525	$222,287	$162,763	$220,238	$95,414	$75.49	$(16,634,986)

2025	$—	$379,133	$—	$464,149	$283,417	$383,557	$133.33	$(2,552,651)

(1)	Reflects total compensation reported for Tyler Gates (our First PEO) as reported in the Summary Compensation Table for the corresponding fiscal year. Mr. Gates has served as our Chief Executive Officer since June 2026.
(2)	Reflects total compensation reported for Lyron Bentovim (our second PEO), our former Chief Executive Officer, as reported in the Summary Compensation Table for the corresponding fiscal year. Mr. Bentovim resigned from the Company effective as of June 1, 2026.
(3)	The dollar amounts reported represent the amount of compensation “actually paid” to our First PEO and Second PEO in the applicable fiscal year, as computed in accordance with the SEC’s pay versus performance disclosure rules. The dollar amounts do not necessarily reflect the actual amount of compensation earned by or paid to our First PEO or our Second PEO during the applicable fiscal year. The following table provides additional information as to the amounts deducted from and added to the Summary Compensation Table Total for fiscal year 2026 for our First PEO and our Second PEO pursuant to the SEC’s rules to determine Compensation “Actually Paid” to PEO:

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	First PEO	Second PEO	Second PEO
	2026	2026	2025

Summary Compensation Table Total for PEO	225,000	264,525	379,133

Adjustments for defined benefit pension plan

(Deduct): Aggregate change in actuarial present value included in Summary Compensation Table Total for the covered fiscal year	—	—	—

Add: Service cost for the covered fiscal year	—	—	—

Add: Prior service cost for the covered fiscal year	—	—	—

Adjustments for stock awards and option awards

(Deduct): Aggregate value for stock awards and option awards included in Summary Compensation Table Total for the covered fiscal year	—	—	—

Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	—	—	—

Add: Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	1,254	—	51,551

Add: Vesting date fair value of awards granted and vested during the covered fiscal year	—	—	—

Add: Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	1,459	43,213	33,465

(Deduct): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—	58,549	—

Add: Change in incremental fair value of awards modified during the covered fiscal year	—	—	—

Add: Dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—	—	—

Compensation “Actually Paid” to PEO	222,287	162,763	464,149

(4)	Reflects the average compensation information for the non-PEO NEOs as a group based on total compensation reported in the Summary Compensation Table for the corresponding year. The non-PEO NEOs for fiscal year 2026 and 2025 were Maydan Rothblum and David Smith.
(5)	The dollar amounts reported represent the average amount of compensation “actually paid” to the non-PEO NEOs in the applicable year, as computed in accordance with the SEC’s pay versus performance disclosure rules. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs during the applicable fiscal year. The following table provides additional information as to the amounts deducted from and added to the Average Summary Compensation Table Total for fiscal year 2026 for non-PEO NEOs pursuant to the SEC’s rules to determine Average Compensation “Actually Paid” to non-PEO NEOs:

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	Other Non-PEO NEOs (Average)	Other Non-PEO NEOs (Average)
	2026	2025

Summary Compensation Table Total for Non-PEO NEOs	220,238	283,417

Adjustments for stock awards and option awards

Deduct: Aggregate value for stock awards and option awards included in Summary Compensation Table Total for the covered fiscal year	—	—

Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	—	—

Add: Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	—	64,491

Add: Vesting date fair value of awards granted and vested during the covered fiscal year	—	—

Add: Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	92,716	35,649

Deduct: Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	32,108	—

Add: Change in incremental fair value of awards modified during the covered fiscal year	—	—

Add: Dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—	—

Compensation “Actually Paid” to Non-PEO NEOs	95,414	383,557

(6)	Total Stockholder Return (“TSR”) is cumulative for the measurement periods calculated in accordance with Item 201(e) of Regulation S-K. Cumulative Company TSR is calculated by dividing the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period.
(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable fiscal year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphs with respect to the relationships between information presented in the Pay Versus Performance table. For purposes of these graphs, we refer to compensation “actually paid” as “CAP.”

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Employment Agreements

Tyler Gates

On August 1, 2022, we entered into an executive employment agreement with Mr. Tyler Gates. Pursuant to Mr. Gates’s employment agreement, he served as Chief Futurist of Company and General Manager of Brightline Interactive, LLC, our former subsidiary, until his appointment as Chief Executive Officer effective as of June 1, 2026. Pursuant to Mr. Gates’s employment agreement, he received an initial annual base salary of $215,000, which had increased to $225,000 effective as of January 1, 2025. In addition, Mr. Gates was eligible to receive performance bonuses as determined by the Compensation Committee. Mr. Gates’s executive employment agreement entitled him to participate in the Company’s benefits plans, at our expense, and a severance payment in the amount of 6 months of his base salary in the event of his termination by us without cause or his resignation for good reason, as such terms are defined in the executive employment agreement. The agreement contained customary provisions relating to intellectual property assignment, confidentiality and non-compete.

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Lyron Bentovim

On May 13, 2021, we entered into an executive employment agreement with Mr. Lyron Bentovim. Pursuant to Mr. Bentovim’s employment agreement, he served as our President and Chief Executive Officer until his resignation effective as of June 1, 2026. Pursuant to Mr. Bentovim’s employment agreement, he received an annual base salary of $265,000 effective July 1, 2024, which had increased to $297,000 effective February 1, 2025. In addition, Mr. Bentovim was eligible to receive performance bonuses as determined by the Compensation Committee. Mr. Bentovim’s executive employment agreement entitled him to participate in the Company’s benefits plans, at our expense, and a severance payment in the amount of 12 months of his base salary in the event of his termination by us without cause or his resignation for good reason, as such terms are defined in the executive employment agreement. The agreement contained customary provisions relating to intellectual property assignment, confidentiality and non-compete.

Maydan Rothblum

On May 13, 2021, we entered into an executive employment agreement with Mr. Maydan Rothblum. Pursuant to Mr. Rothblum’s employment agreement, he served as our Chief Financial Officer and Chief Operating Officer until his resignation effective as of May 15, 2026. Pursuant to Mr. Rothblum’s employment agreement, he received an annual base salary of $235,000 effective January 1, 2022, which had increased to $263,400 effective February 1, 2025. In addition, Mr. Rothblum was eligible to receive performance bonuses as determined by the Compensation Committee. Mr. Rothblum’s executive employment agreement entitled him to participate in the Company’s benefits plans, at our expense, and a severance payment in the amount of 12 months of his base salary in the first year of the employment agreement, 9 months in the second year of the employment agreement and 6 months in the third year of the employment agreement and thereafter, all in the event of his termination by us without cause or his resignation for good reason, as such terms are defined in the executive employment agreement. The agreement contained customary provisions relating to intellectual property assignment, confidentiality and non-compete.

David J. Smith

On May 13, 2021, we entered into an executive employment agreement with Mr. David J. Smith. Pursuant to Mr. Smith’s employment agreement, he served as our Chief Creative Officer until his resignation effective as of June 30, 2026. Pursuant to Mr. Smith’s employment agreement, he received an annual base salary of $210,000 effective January 1, 2022. In addition, Mr. Smith was eligible to receive performance bonuses as determined by the Compensation Committee. Mr. Smith’s executive employment agreement entitled him to participate in the Company’s benefits plans, at our expense, and a severance payment in the amount of 12 months of his base salary in the first year of the employment agreement, 9 months in the second year of the employment agreement and 6 months in the third year of the employment agreement and thereafter, all in the event of his termination by us without cause or his resignation for good reason, as such terms are defined in the executive employment agreement. The agreement contained customary provisions relating to intellectual property assignment, confidentiality and non-compete.

Equity Incentive Plan

In October 2016, our stockholders approved our Equity Incentive Plan, as amended (the “Plan”), which is administered by our Compensation Committee. Pursuant to the Plan, we are authorized to grant options and other equity awards to employees of the Company, non-employee directors or key consultants to the Company and any person who has been offered employment by the Company, provided that such prospective employee may not receive any payment or exercise any right relating to an award until such person has commenced employment with the Company (the “Eligible Persons”). The purchase price of each share of common stock purchasable under an award issued pursuant to the Plan, shall be determined by our Compensation Committee, in its sole discretion, at the time of grant, but shall not be less than 100% of the fair market of such share of common stock on the date the award is granted, subject to adjustment. Our Compensation Committee also has sole authority to set the terms of all awards at the time of grant.

Pursuant to the Plan, a maximum of 1,250,000 shares of our common stock shall be set aside and reserved for issuance. In addition, subject to adjustment as provided in the Plan, the share reserve will automatically increase on January 1 of each calendar year until (and including) January 1, 2030 (each, an “Evergreen Date”) in an amount equal to 5% of the total number of shares of our common stock outstanding on the December 31st immediately preceding the applicable Evergreen Date (the “Evergreen Increase”). Notwithstanding the foregoing, our Board may act prior to the Evergreen Date of a given year to provide that there will be no Evergreen Increase for such year, or that the Evergreen Increase for such year will be a lesser number of shares of our common stock than would otherwise occur pursuant to the preceding sentence. Any common stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares. Pursuant to these provisions, effective January 1, 2026, the number of shares of our common stock set aside for the Plan automatically increased to a total of approximately 1.78 million.

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Under the Plan, an Eligible Person may be granted options, stock appreciation rights, restricted stock, phantom stock, sale phantom stock, stock granted as a bonus, a performance award, other stock-based awards or an annual incentive award, together with any related right or interest.

The term of each award under the Plan shall be for such period as may be determined by our Compensation Committee, subject to the express limitations set forth in the Plan.

Unless earlier terminated by our Board, the Plan will remain in effect until such time as no shares of common stock remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding awards under the Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses information regarding outstanding equity awards granted or accrued as of June 30, 2026, for our named executive officers.

Outstanding Equity Awards
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Tyler Gates	231	-	$24.00	3/1/2031
	231	-	$20.00	3/1/2031
	-	231	$16.00	3/1/2031

Lyron Bentovim	7,150	-	$56.00	6/15/2031
	4,195	-	$56.00	6/15/2031
	3,007	-	$24.00	6/15/2031
	3,007	-	$20.00	6/15/2031

Maydan Rothblum	7,219	-	$56.00	5/15/2031
	31,251	-	$12.00	5/15/2031
	2,340	-	$24.00	5/15/2031
	2,340	-	$20.00	5/15/2031

David J. Smith	2,063	-	$56.00	6/30/2031
	2,145	-	$24.00	6/30/2031
	2,145	-	$20.00	6/30/2031

Policies and Practices Related to the Grant of Certain Equity Awards

We did not grant stock options or similar awards as part of our equity compensation program during the fiscal year ended 2026. If stock options or similar awards are granted, our policy is to not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and not time the public release of such information based on stock option grant dates, but some option grants may be granted close in time to the extent those options are being granted upon hiring of new executive officers. These restrictions do not apply to types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant.

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us during the fiscal year ended June 30, 2026, all Section 16(a) filing requirements applicable to officers, directors, and greater than 10% stockholders were complied with, except that Mr. Gates filed one late Form 4 disclosing two transactions; each of Ms. Elkeles and Messrs. Charles, Enslin and Ruckdaeschel filed one late Form 4 disclosing one transaction. Each of Ms. Elkeles and Messrs. Amen, Charles, Enslin and Ruckdaeschel filed one late Form 4 disclosing one transaction during the fiscal year ended June 30, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date by:

●	each of our current directors;

●	each of our named executive officers;

●	each person or group of affiliated persons known to us to be the beneficial owner of more than 5% of our common stock; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Common stock issuable upon the exercise, conversion or settlement of options, warrants, restricted stock units or other rights to acquire common stock that are currently exercisable, convertible or subject to settlement, or exercisable, convertible or subject to settlement within 60 days of the Record Date are deemed to be outstanding and beneficially owned by the holder for the purpose of computing share and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table below, and subject to community property laws where applicable, we believe the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Brightline Interactive, Inc., 21745 Red Rum Drive, Ashburn, Virginia 20147. The percentage of shares beneficially owned is computed on the basis of 2,935,642 shares of common stock outstanding as of the Record Date.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock Owned

Directors and Named Executive Officers:

Tyler Gates President, Chief Executive Officer and Director	24,083	(1)	*

Lyron Bentovim
Former President and Chief Executive Officer	150,826	(2)	5.1%

Maydan Rothblum
Former Chief Operating Officer, Chief Financial
Officer, Secretary and Treasurer	107,759	(3)	3.6%

David J. Smith
Former Chief Creative Officer	131,641	(4)	4.5%

Brian Archer Director	29,272	(5)	*

Pete Fesler Director	9,082	(6)	*

Scott Swift Director	21,655	(7)	*

All officers and directors (6 Persons)	84,092		2.8%

Greater than 5% Stockholders:

Allen Kronstadt	213,750	(8)	7.3%

Bruce Grossman	293,270	(9)	9.99%

Braden Ferrari	223,979	(10)	7.6%

Allan Evans	178,572	(11)	5.9%

* Indicates less than 1%.

(1)	Includes: 17,939 shares of common stock, 5,682 warrants to purchase common stock that are currently exercisable, and fully vested stock options to purchase 462 shares of common stock.

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(2)	Includes: 133,467 shares of common stock, of which 125,244 shares are owned by Darklight Partners LLC (an entity owned and managed by Mr. Bentovim) and fully vested options to purchase 17,359 shares of common stock.

(3)	Includes: 62,543 shares of common stock, 2,065 warrants to purchase common stock that are currently exercisable, and fully vested stock options to purchase 43,151 shares of common stock.

(4)	Includes: 125,288 shares of common stock owned by VRTech Consulting LLC (an entity owned and managed by Mr. Smith) and fully vested options to purchase 6,353 shares of common stock.

(5)	Includes: 7,500 shares of common stock, 9,375 warrants to purchase common stock that are currently exercisable, and options to purchase 12,397 shares of common stock that are fully vested or vesting within 60 days.

(6)	Represents options to purchase 9,082 shares of common stock that are fully vested or vesting within 60 days.

(7)	Includes: 2,500 shares of common stock, 3,125 warrants to purchase common stock that are currently exercisable, and options to purchase 16,030 shares of common stock that are fully vested or vesting within 60 days.

(8)	This information is based on the Schedule 13G filed with the SEC on October 1, 2026 by Allan Kronstadt, who reports sole voting and dispositive power over 213,750 shares. The address of Allan Kronstadt is 5515 Security Lane, #1115, Rockville, MD 20852.

(9)	Consists of securities held by Dillon Hill Capital, LLC (“DHC”) and Dillon Hill Investment Company, LLC (“DHIC”). Shares beneficially owned before the offering consist of (i) 117,178 shares of common stock held by DHC, (ii) 146,884 shares of common stock held by DHIC and (iii) 29,208 shares of common stock issuable upon exercise of warrants held by DHC and DHIC, and exclude 783,878 shares of common stock issuable upon exercise of such warrants. The warrants may not be exercised to the extent that, after giving effect to such exercise, the holder, together with its affiliates, would beneficially own more than 9.99% of our outstanding common stock (the “Beneficial Ownership Limitation”). The shares offered consist of (i) 22,322 shares of common stock and 22,322 shares of common stock issuable upon exercise of warrants held by DHC and (ii) 22,322 shares of common stock and 22,322 shares of common stock issuable upon exercise of warrants held by DHIC, in each case without regard to the Beneficial Ownership Limitation. Bruce Grossman is the sole member of DHC and controls the investment decisions of DHIC and, accordingly, may be deemed to have sole voting and dispositive power over the securities held by DHC and DHIC. Mr. Grossman disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of DHC, DHIC and Mr. Grossman is c/o Dillon Hill Capital, LLC, 200 Business Park Drive, Suite 306, Armonk, NY 10504.

(10)	This information is based on an amendment to Schedule 13G filed with the SEC on June 1, 2026 by Braden Ferrari and Gilded Conquest, and supplemented following the Company’s private placement on September 25, 2026. Braden Ferrari has beneficial ownership over 223,979 shares of common stock, which is comprised of (i) 93,377 shares of common stock owned by Mr. Ferrari; (ii) 100,528 shares of common stock owned by Gilded Quest LLC; (iii) presently exercise warrants to purchase 11,608 shares of common stock, which were purchased in the Company’s private placement on September 25, 2026; and (iv) presently exercise warrants to purchase 18,466 shares of common stock, which were purchased in the Company’s private placement in May 2026. The address of Mr. Ferrari is 1441 Kapiolani Blvd, Ste 1114, PMB 26997, Honolulu, Hawaii 968146.

(11)	Includes: 89,286 shares of common stock and presently exercise warrants to purchase 89,286 shares of common stock, which were purchased in the Company’s private placement on September 25, 2026. The address of Allan Evans is c/o Brightline Interactive, Inc., 21745 Red Rum Drive, Ashburn, VA 20147.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Glimpse Learning

On June 30, 2026, the Company entered into a Master Purchase Agreement (the “Purchase Agreement”) with Glimpse Learning, Inc., a Wyoming company (the “Glimpse Learning”), pursuant to which the Company agreed to sell to Glimpse Learning all of the issued and outstanding membership interests in Glimpse Learning, LLC, a Nevada limited liability company and wholly owned subsidiary of the Company (the “Subsidiary”), together with certain assigned assets used exclusively in the Subsidiary’s business. Lyron Bentovim, the Company’s former President and Chief Executive Officer and former chairperson of the Company’s Board, is the largest shareholder of Glimpse Learning, owning approximately 50.6% of the Glimpse Learning’s outstanding common stock prior to entry into the Purchase Agreement. No other material relationships exist between the Company and the Glimpse Learning.

The purchase price for the Shares and assigned assets consists of: (i) the issuance to the Company of 1,999,999 shares of common stock of Glimpse Learning, representing a 19.99% equity interest in Glimpse Learning on a fully diluted basis; (ii) ongoing royalty payments as described below; and (iii) the assumption by Glimpse Learning of certain specified liabilities associated with the assigned assets. The purchase price of the shares and assigned assets was determined by arm’s length negotiations between Glimpse Learning and the Company following Mr. Bentovim’s departure from the Company.

The assigned assets include: (a) certain technology, embodiments, and all intellectual property rights related thereto, including four U.S. patents and various software platforms and solutions; (b) business assets exclusively used in the business, including computers, office equipment, and other tangible personal property; and (c) all of the Company’s rights under assigned contracts exclusive to the business.

Under the Purchase Agreement, Glimpse Learning is obligated to pay the Company: (a) 7% of all revenue collected by Glimpse Learning, the Subsidiary, or their affiliates from July 1, 2027 through December 31, 2027; and (b) 10% of all revenue collected by Glimpse Learning, the Subsidiary, or their affiliates on or after January 1, 2028. Royalty payments will cease once the Company has received an aggregate of $1,200,000 in royalty payments. Glimpse Learning has the option, at its sole discretion, to buy out the royalty obligation on December 30, 2027, by paying the Company $1,000,000 in cash, less any royalty payments previously made. In the event of a Change of Control of Glimpse Learning (as defined in the Purchase Agreement) or upon a violation of certain covenants, Glimpse Learning is required to pay the Company an amount equal to $1,200,000 minus any royalty payments previously made, within 60 days of the occurrence of the Change of Control.

The Company has agreed to pay Glimpse Learning: (i) a revenue share payment of $58,000 on or before September 30, 2026, representing a portion of an invoice to the National Institutes of Health for services to be provided after closing; and (ii) payments of $18,000 each on December 1, 2026 and March 1, 2027. As an agreed working capital adjustment, the Company paid the Glimpse Learning $200,000 on June 30, 2026 in connection with the closing of the transaction.

Brightline Interactive, LLC

In February 2025, the Company paid to Tyler Gates, President and Chief Executive Officer of the Company, and his immediate family $0.75 million representing contingent consideration due from the Company’s August 2022 purchase of Brightline Interactive, LLC, of which Mr. Gates was the Chief Executive Officer. In October 2025, the Company paid to Tyler Gates and his immediate family an additional $0.75 million representing the final contingent consideration due from the August 2022 purchase of Brightline Interactive, LLC by the Company. There are no further contingent consideration payments due on the August 2022 purchase of the BLI Sub as of June 30, 2026.

May 2026 Private Placement

On May 14, 2026, the Company entered in a securities purchase agreement with certain investors, pursuant to which the Company sold and issued shares of its common stock together with accompanying warrants to purchase shares of common stock (with each accompanying warrant exercisable for one and one-quarter shares of common stock). An aggregate of 16,197 shares of common stock and associated 20,247 warrants to purchase common stock (“Common Warrants”) were issued to related parties including Tyler Gates, the Company’s President and Chief Executive Officer; Maydan Rothblum, the Company’s former Chief Financial Officer and a former director; Brian Archer, a current director; and Scott Swift, a current director. The Common Warrants have an exercise price of $4.40 per share of common stock, are exercisable six months from the original issuance date and expire seven and one-half years from the original issuance date.

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PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

SEC rules require most public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. The Company presents the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse the Company’s compensation for the named executive officers listed under “Executive Compensation” in this proxy statement, by voting for or against the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Pursuant to Rule 14a-21 of the Exchange Act, this vote will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

Board Recommendation

OUR BOARD RECOMMENDS THAT YOU VOTE

“FOR” THE RESOLUTION IN THE SAY-ON-PAY PROPOSAL

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PROPOSAL NO. 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Board provides stockholders with the opportunity to cast an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers as reflected in Proposal Two above. This Proposal Three, commonly known as a “say on frequency” proposal, gives you the opportunity to indicate whether you prefer that we conduct future advisory votes to approve the compensation of our named executive officers every year, every two years or every three years.

The Board has determined that our stockholders should vote on the compensation of our named executive officers each year. In reaching this recommendation, the Board considered that holding an annual advisory vote to approve executive compensation allows our stockholders to provide direct input on our compensation practices and policies as disclosed in our proxy statement each year. An annual advisory vote also provides our Compensation Committee with the opportunity to consider stockholder feedback when evaluating its compensation decisions and facilitates our efforts to communicate with our stockholders.

You will be able to specify one of four choices with respect to this proposal on the proxy card: one year, two years, three years or abstain. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers is nonbinding, the Board will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our named executive officers.

The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

OUR BOARD RECOMMENDS THAT YOU VOTE

FOR A “ONE YEAR” FREQUENCY FOR FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

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PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While stockholder ratification of the Company’s independent registered public accountants is not required by our Certificate of Incorporation, Bylaws, or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for stockholders to ratify the Company’s selection of the independent registered public accountants. The Audit Committee has selected GreenGrowth CPAs (“GreenGrowth”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2027. Therefore, we are requesting that stockholders approve the proposal to ratify the appointment of GreenGrowth as our independent registered public accounting firm.

The Audit Committee values the input of our stockholders. In the event that stockholders do not approve this proposal, the Audit Committee may reconsider this appointment.

GreenGrowth served as our independent registered public accounting firm since January 2026.

We have been advised by GreenGrowth that neither the firm nor any of its associates had any relationship during the last fiscal year with our Company other than the usual relationship that exists between independent registered public accountant firms and their clients. Representatives of GreenGrowth are not expected to attend the Annual Meeting in person and therefore are not expected to be available to respond to any questions. As a result, representatives of GreenGrowth will not make a statement at the Annual Meeting.

Board Recommendation

The Board recommends that you vote “for” ratifying the appointment of GREENGROWTH CPAS to serve as the Company’s independent registered public accounting firm for the FISCAL year endING June 30, 2027.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by our Independent Registered Public Accounting Firms during the fiscal years ended June 30, 2026 and 2025. Fees for the year ended June 30, 2026 were paid to Turner, Stone & Company, L.L.P. (“Turner Stone”) in the amount of $105,401 and GreenGrowth in the amount of $67,500. Fees for the year ended June 30, 2025 consisted of payments exclusively made to Turner Stone.:

	For the Year Ended
	June 30,
	2026	2025
Audit Fees(1)	$82,651	$128,000
Audit-Related Fees(2)	-	-
Tax fees(3)	13,750	14,000
All Other Fees(4)	76,500	16,000
Total Fees	$172,901	$158,000

(1)	“Audit Fees” are fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
(2)	“Audit-Related Fees” are fees related to assurance and related services that are traditionally performed by an external auditor.
(3)	“Tax Fees” are fees related to tax advice and tax planning.
(4)	“All Other Fees” are billed for any services not included in the first three categories, including services such as reviewing our registration statements and providing related consents, and finance fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Board has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to our Company by our independent auditors. Under the policy, the Audit Committee has pre-approved the provision by our independent auditors of specific audit, audit related, tax and other non-audit services as being consistent with auditor independence. Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by the independent auditors, and the independent auditors must advise the Board as to whether, in the independent auditor’s view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has considered the nature and amount of the fees billed by GreenGrowth. and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining the independence of GreenGrowth.

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Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management, our accounting and reporting principles, policies and practices, and our accounting, financial, and operating controls and staff. The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’ independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 for filing with the SEC. The Audit Committee has also approved, subject to stockholders’ ratification, the appointment of GreenGrowth to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2027.

Respectfully submitted by the Audit Committee,

Brian Archer (Chair)

Scott Swift

Pete Fesler

Recent Change in Auditor

Dismissal of Independent Registered Public Accounting Firm

As previously disclosed in our Current Report on Form 8-K, filed with the SEC on January 9, 2026, on January 7, 2026 we dismissed Turner Stone as our independent registered public accounting firm. The dismissal was approved by the Audit Committee. During our fiscal years ended June 30, 2025 and 2024, and the subsequent interim period from July 1, 2025 to the date of Turner Stone’s dismissal, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the us and Turner Stone on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Turner Stone, would have caused Turner Stone to make reference to the subject matter of such disagreement(s) in connection with its audit reports on the Company’s financial statements for such years, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

Turner Stone issued a report of independent registered public accounting firm for the fiscal years ended June 30, 2025 and 2024, which did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Appointment of New Independent Registered Public Accounting Firm

Further, on January 7, 2026 we appointed GreenGrowth as our new independent registered public accounting firm. The Audit Committee approved such appointment.

During the fiscal years ended June 30, 2025 and 2024, and the subsequent interim period from July 1, 2025 to the date of GreenGrowth’s appointment, neither we, nor anyone acting on our behalf, consulted with Turner Stone regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and Turner Stone did not provide either a written report or oral advice to us that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

We have provided Turner Stone and GreenGrowth with a copy of the above disclosure prior to this filing with the SEC and neither party believed the disclosure to be incorrect or incomplete.

We do not expect a representative of Turner Stone to be present at the Annual Meeting.

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OTHER MATTERS

Our Board knows of no other matter to be presented at the Annual Meeting. If any additional matter should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

STOCKHOLDER PROPOSALS

Stockholder Director Nominations or Other Stockholder Proposals

Our Bylaws provide that, for stockholder nominations of persons for election to our Board or other stockholder proposals to be considered at an annual meeting of our stockholders, (i) a stockholder must give timely notice thereof in proper written form to our Secretary at Brightline Interactive, Inc., 21745 Red Rum Drive, Ashburn, Virginia 20147, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting, and (ii) in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action. However, our Bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 90 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by a stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected, such other information as is required under our Bylaws, and such other information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the Annual Meeting, the text of the proposal, the reasons for conducting such business at the Annual Meeting, any material interest of such stockholder (and the beneficial owner) in the proposal, and such other information as is required under our Bylaws.

In addition, to make a nomination or proposal, (i) the stockholder must be entitled to vote at the Annual Meeting on the election of directors or such business, as applicable, (ii) the stockholder must have held such stockholder’s shares in the Company for no less than one year prior to the date of the proposal, (iii) such stockholder’s shares must represent no less than 1% of our securities entitled to be voted on the proposal or have an aggregate value no less than $2,000, and (iv) such stockholder must be a stockholder of record at the time such notice is delivered to our Secretary.

The foregoing requirements may preclude stockholders from bringing matters before our stockholders at an annual meeting.

Deadline for Submission of Stockholder Proposals for 2027 Annual Meeting of Stockholders

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2027 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 21745 Red Rum Drive, Ashburn, Virginia 20147, no later than 6:00 p.m. on June 28, 2027.

If we are not notified of a stockholder proposal within a reasonable time prior to the time we send our proxy statement for our 2027 Annual Meeting of Stockholders, our Board will have discretionary authority to vote on the stockholder proposal, even though the stockholder proposal is not discussed in the proxy statement. In order to curtail any controversy as to the date on which a stockholder proposal was received by us, it is suggested that stockholder proposals be submitted by certified mail, return receipt requested, and be addressed to Brightline Interactive, Inc., 21745 Red Rum Drive, Ashburn, Virginia 20147. The foregoing shall not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any stockholder a right to have any nominee included in our proxy statement.

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OTHER IMPORTANT INFORMATION

Delivery of Proxy Materials to Households

Only one copy of the proxy materials is being delivered to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. Registered stockholders who share an address and would like to receive separate copies of the proxy materials, or have questions regarding the householding process, may contact ClearTrust, LLC, by calling +1-813-235-4490, or via email inbox@cleartrusttransfer.com or by forwarding a written request addressed to ClearTrust, LLC, 16540 Pointe Village Drive, Ste 210, Lutz, Florida 33558.

Promptly upon request, a separate copy of this proxy statement will be sent. By contacting ClearTrust, LLC, registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate annual reports to stockholders, proxy statements, and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders and proxy statements in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks, and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our common stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank, or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this proxy statement should contact the Company’s Chief Financial Officer, William Keneally, at (703) 594-7496 or by mail at 21745 Red Rum Drive, Ashburn, Virginia 20147.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and the Annual Report are available at https://ir.brightlineinteractive.com/sec-filings/.

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ClearTrust, LLC - Proxy Agent for Brightline Interactive, Inc.
2420 Brunello Trace
Lutz, Florida 33558

*** SPECIMEN ***
1 MAIN STREET
ANYWHERE PA 99999-9999

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY

ONLINE (FASTEST AND EASIEST):
- Go to: www.cleartrustonline.com/btln
- Have your Proxy Card ready
- Follow the simple instructions to record your vote

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

PHONE:
- Call 1-813-235-4490
- Have your Proxy Card ready
- Request to vote your proxy.

CONTROL NUMBER:

FOR YOUR VOTE TO COUNT, YOU MUST VOTE BEFORE THE POLLS CLOSE ON THE DAY OF THE MEETING. USE THE CONTROL NUMBER ABOVE TO VOTE ONLINE.

ANNUAL MEETING OF STOCKHOLDERS

BRIGHTLINE INTERACTIVE, INC.

DATE: Thursday, December 17, 2026
TIME: 11:00 a.m. Eastern Standard Time
LOCATION: www.cleartrustonline.com/btln

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott Swift and William Keneally (the "Named Proxies"), and each or any of them, as proxies for the undersigned, with full power of substitution and resubstitution, and authorizes them, and each of them, to vote all the shares of common stock of Brightline Interactive, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card or otherwise provide voting instructions by phone or on the internet as described above.

Continued and to be signed on the reverse side

BRIGHTLINE INTERACTIVE, INC.

ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1. Elect two Class III directors to the Board of Directors of Brightline Interactive, Inc. for a three-year term expiring at the 2029 annual meeting of stockholders	FOR	WITHHOLD			
01) Tyler Gates	☐	☐			**FOR**
02) Pete Fesler	☐	☐			**FOR**
	FOR	AGAINST	ABSTAIN		**FOR**
2. To approve, on an advisory basis, the compensation of our named executive officers	☐	☐	☐		
	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	**ONE YEAR**
3. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers	☐	☐	☐	☐	
	FOR	AGAINST	ABSTAIN		**FOR**
4. Ratify the appointment of GreenGrowth CPAs as our independent registered public accounting firm for the fiscal year ending June 30, 2027	☐	☐	☐		

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature (and Title if applicable) Date

Signature (if held jointly) Date

SAVE TIME & REDUCE COSTS!
PLEASE CONSIDER VOTING ONLINE RATHER THAN BY MAIL.

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LAST NAME,FIRST